Exhibit 10.30

OPTICAL SENSORS INCORPORATED

SELLING AGENCY AGREEMENT

FLEMING SECURITIES INCORPORATED	February 6, 2006

17797 North Perimeter Drive, Suite 105

Scottsdale, Arizona 85255

Gentlemen:

The undersigned, OPTICAL SENSORS INCORPORATED d/b/a väsamed, a Delaware corporation with its principal office located at 7615 Golden Triangle Drive, Suite C, Eden Prairie, Minnesota 55344 (the “Company”), confirms its agreement with you as follows:

1. Description of Securities and Offering.

(a) The Company proposes to issue and sell in a private placement solely to accredited investors, as such term is defined in Rule 501(a) promulgated under the Securities Act of a 1933, as amended (“1933 Act”) (“Purchasers”), a series of convertible promissory notes in the aggregate principal amount of $4,500,000 (the “Notes”) with detachable warrants (the “Warrants”), the Notes and Warrants, collectively, being referred to herein as (the “Securities”). The Securities will be sold pursuant the terms of a Note and Warrant Purchase Agreement between the Company and each Purchaser in the form annexed hereto as Exhibit “A” (the “Purchase Agreement”). The minimum investment is $100,000, although the Company reserves the right to accept purchases of Securities for such lesser amounts as it may determine in its sole discretion. The Notes are convertible into shares of the Company’s Series C Preferred stock (“Series C Stock”) at a conversion price of $90.00 per share. Each share of Series C Stock by its terms is initially convertible into 40 shares of the Company’s common stock at a conversion price of $2.25 per share. The initial Warrant exercise price is $2.25 per share and is subject to adjustment if the Company issues securities at a price of less than $2.25 per share, subject to customary exceptions, as set forth in the Warrant. The Warrants are exercisable for a period of five years from the date of issuance. The Purchasers are also entitled to demand and piggyback registration rights with respect to the shares of Common Stock underlying the Series C Preferred Stock issuable upon conversion of the Note and the Common Stock issuable upon exercise of the Warrants.

(b) You have advised the Company that Fleming Securities, Inc. (“Fleming Securities” or “Agent”) will act as exclusive agent for the Company for the offering of the Securities. You will offer the Securities on a “best efforts” basis. The Company shall accept or reject a Purchase Agreement signed by a Purchaser and the funding offered thereby as such agreement is presented to the Company by Agent up to the aggregate principal amount of $4,500,000. The Company retains the right to reject any Purchase Agreement in whole or in part in its reasonable discretion. Each acceptance by the Company will constitute a closing on the accepted Purchase Agreement, and the Company shall promptly issue to the Purchaser a Note and Warrant pursuant to the Purchase Agreement. A final closing shall be held no later than seven (7) business days after termination of the private placement of the Securities for the purpose of closing any remaining sales, paying commissions and expenses to Agent and issuing Placement Agent’s Warrants, as set forth below (the “Closing Date”, and on such date the final “Closing” shall occur). You are authorized to offer the Securities until and including April 6, 2006, which period may be extended for thirty (30) days upon written request to the Company or additional periods as mutually agreed to by the Agent and the Company. The term “Offering Period,” as used herein, shall include the entire period during which the Securities may be offered.

In addition, upon the final Closing Date, the Company agrees to sell to Fleming Securities for an aggregate price of $100, warrants (“Placement Agent’s Warrants”) for the purchase of that number of shares of Common Stock that is equal to 10% of the number of shares of Common Stock that may be purchased pursuant to warrants sold in this bridge financing pursuant to the Purchase Agreement (“Placement Agent’s Shares”). The Placement Agent’s Warrants will be exercisable at a price of $2.70 per Placement Agent’s Share for a period of ten (10) years commencing as of the final Closing Date, such price being adjustable as provided in the Placement Agent’s Warrants which shall be in the form attached hereto as Exhibit “B.”

2. Representations, Warranties and Agreements of the Company. The Company represents, warrants to and agrees with you that:

(a) Applications or other filings necessary to qualify the Securities for sale or to obtain a valid exemption from qualification in the states set forth in Schedule 2(b) or as you may reasonably designate from time to time (the “Designated States”), including an exemption from federal securities laws, have been or will be timely filed to permit the lawful offer and sale of the Securities in such states. These applications or other filings, as they may be amended from time to time, are referred to herein as the “Blue Sky Applications”. The Blue Sky Applications shall be prepared and filed by Company counsel and will be accomplished in a timely manner. The Company shall timely prepare and file a Form D in connection with the offering contemplated hereby.

(b) The Company knows of no outstanding claims for services either in the nature of a finder’s fee or origination fee with respect to the sale of the Securities hereunder resulting from its acts for which you or the Company may be responsible.

(c) This Agreement has been duly authorized by all necessary corporate action of the Company and, when executed and delivered, will be a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except that the indemnification provisions of the Agreement may be held to be in violation of public policy under either federal or state laws in the context of the offer or sale of securities.

(d) The Securities to be sold by the Company hereunder have been duly authorized. The Securities, when issued and delivered pursuant to this Agreement, will be validly issued and delivered pursuant to this Agreement and will be valid and binding obligations of the Company, enforceable in accordance with their terms. A sufficient number of shares of the Series C Stock and Common Stock of the Company have been reserved for issuance of all shares of Series C Stock and Common Stock that may be issued upon the conversion of the Note, the Series C Stock and upon the exercise of the Warrants and Placement Agent’s Warrants. Upon payment for, and delivery of, the Securities pursuant to the Purchase Agreement, the Purchasers will acquire good and marketable title to the Securities, free and clear of all liens, encumbrances or claims, except those created by the Purchasers.

(e) The Placement Agent’s Warrants and the Placement Agent’s Shares to be issued upon exercise of the Placement Agent’s Warrants, when issued and delivered to you, will constitute valid and binding obligations of the Company in accordance with their terms. All Placement Agent’s Shares issuable upon exercise of the Placement Agent’s Warrants, when issued in accordance with the terms of this Agreement upon the due exercise of the Placement Agent’s Warrants, will be fully paid and non-assessable, and subject to no preemptive rights or similar rights on the part of any person or entity.

(f) Neither the Company nor any affiliate has offered to sell, offered for sale or sold any securities, the offer to sell, offer for sale or sale of which would be integrated (as that term is used in Rule 502(a) of Regulation D promulgated under the 1933 Act (“Regulation D”)) with the offers to sell, offers for sale and sales of the Securities so as to render the exemption upon which the Company is relying in connection with the sale of Securities unavailable with respect to the offering of the Securities hereunder.

(g) The Company will perform its obligations with respect to the offering in a manner intended to be in compliance with the requirements of Regulation D. The Company is not disqualified from claiming exemption under Regulation D by Rule 505(b)(2)(iii) of Regulation D and the offering meets the requirements to claim exemption under Rule 506 of Regulation D.

3. Appointment of Placement Agent and Representations, Warranties and Agreements Thereof.

(a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company appoints you as its exclusive agent during the Offering Period to effect sales of the Securities for the account of the Company upon the other terms and conditions set forth herein and you agree to use your best efforts as such agent to produce Purchasers for the Securities during the Offering Period upon the terms and conditions set forth herein.

(b) You may in your discretion use the services of other registered brokers or dealers (“Participating Dealers”) in connection with the offering and sale of the Securities, and you may allow and pay to such Participating Dealers (but only as consideration for services rendered in placement of the Securities), out of the compensation payable to you by the Company on account of the sale of the Securities, an amount as determined by you in your discretion, provided that all such

Participating Dealers are members in good standing of the National Association of Securities Dealers, Inc. (“NASD”) who are actually engaged in the investment banking or securities business and who have executed and delivered to you the written agreement prescribed by Section 24(c) of Article III of the NASD’s Rules of Fair Practice.

(c) As compensation for your services hereunder, the Company will (i) pay to you as Agent, a selling commission equal to 10% of the gross proceeds from the sales of the Notes and Warrants sold in this bridge financing; (ii) sell to the Agent, for an aggregate price of $100, ten-year warrants to purchase Common Stock at 120% of the exercise price of the warrants sold in this bridge financing, a number of shares of Common Stock equal to 10% of the number of shares of Common Stock that may be purchased pursuant to warrants sold in this bridge financing; (iii) pay the Agent a non-accountable expense allowance equal to 3% of the gross proceeds from sales of Notes and Warrants in this bridge financing; and (iv) reimburse the Agent for its accountable expenses of this bridge financing not to exceed $50,000. Such amounts shall be paid to you at the time of the final Closing Date of this offering. No compensation shall be payable under this Agreement with respect to the exercise of any of the Placement Agent’s Warrants.

(d) Your appointment by the Company as exclusive agent shall commence upon the date of the execution of this Agreement, and shall continue until and through the last day of the Offering Period, unless (i) the Securities shall be completely sold prior to that date, (ii) the offering has been terminated by agreement between you and us, or (iii) this Agreement shall be terminated at a prior date as provided herein.

(e) It is expressly understood and agreed that you are an independent contractor and that neither you nor your agent or employees are in any manner employees of the Company and that the Company shall have no responsibility for unemployment insurance, social security or income tax withholding in connection with your employees.

(f) You represent that you are a member in good standing of the NASD and a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (“1934 Act”), and under the securities laws of the states in which the Securities will be offered or sold by you and in which states registration as a broker-dealer is required and/or necessary.

(g) You will offer the Securities in accordance with the applicable provisions of the 1933 Act in a manner so as to preserve the exemption from registration as provided in Rule 506 and Regulation D under the 1933 Act and will not take, or omit to take, any action in connection with offers and sales of the Securities which would cause the offering not to be made in compliance therewith; you will not offer the Securities for sale in any jurisdiction unless and until the Company or your counsel shall have advised you that the Securities are exempt from registration under the state securities laws applicable thereto; and you have not and will not take any action which would require registration of the Securities under any federal or state securities laws, or any other laws, orders, rules or regulations without the consent of the Company.

(h) The offering of the Securities will be limited to persons who have executed a Purchase Agreement and who have otherwise satisfied you as to such person’s status as an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act.

(i) You shall make no representations concerning the offering or the Securities, except as set forth in the Purchase Agreement, and except for such supplemental information relating to the Company as shall be made available by the Company to offerees and their representatives as contemplated by Regulation D.

(j) You will not use any offering or selling materials other than materials furnished or approved by the Company.

(k) You will not offer the Securities by means of any form of general solicitation or general advertising.

(l) In placing, offering, offering to sell, offering for sale, negotiating for sale or selling Securities, you will comply with the applicable provisions of the 1933 Act.

(m) You shall offer or sell the Securities only in those jurisdictions in which you have advised the Company that offers and sales will occur.

4. Covenants of the Company. The Company covenants and agrees with you that:

(a) The Company will use its reasonable efforts to cause the Blue Sky Applications in the Designated States and any subsequent amendments thereto to become effective (which term as used in this Agreement shall include taking all reasonable steps necessary to obtain an exemption from registration of the Securities in a jurisdiction) as promptly as possible; it will notify you promptly of any request by the Securities Exchange Commission (“SEC”) or the corporate or securities departments, divisions or agencies (“Securities Departments”) of any of the Designated States for the amendment or supplementing of the Blue Sky Applications; Company counsel will, at the Company’s expense, promptly file such amendments or supplements to the Blue Sky Applications, as may be necessary to correct any statements or omissions if any event shall have occurred as a result of which the Blue Sky Applications include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

(b) Promptly upon becoming aware thereof, the Company will advise you and, if requested, confirm such advice in writing (i) of the effectiveness of the Blue Sky Applications; (ii) of the issuance of any orders affecting the effectiveness of the Blue Sky Applications, or of the initiation or threatening of any proceeding for that purpose; and (iii) of any orders or other communications of any public authority addressed to the Company suspending or threatening to suspend qualification of the Securities for sale or any exemption therefrom and the Company will use all reasonable efforts to prevent the issuance of any such order or to obtain lifting of such an order if such an order should be issued.

(c) The Company agrees to pay all reasonable expenses in connection with (i) the preparation, printing, duplicating and filing of the Blue Sky Applications including the costs of all copies thereof and of any amendments or supplements thereto supplied to you in quantities as hereinabove stated, (ii) the preparation and delivery of the instruments evidencing the Securities, and (iii) the legal and other expenses of the Company.

(d) The Company agrees that until the first to occur of the termination of this Agreement or of the Offering Period it will not sell or offer for sale any Securities, except with your written consent.

(e) The Company will file Form D (as defined in Regulation D) and all required amendments thereto in a timely manner with the SEC and the Securities Departments of the Designated States and deliver copies thereof to you, together with copies of all forms and other documents or materials filed either before or after any Closing Date to comply with State securities laws, all in such reasonable quantities as you may from time to time request.

5. Conditions to Your Obligations. Your obligations to use your best efforts to sell the Securities as provided herein shall be subject to the accuracy, at the date hereof and at all times thereafter up to and including the final Closing hereunder, of the representations and warranties of the Company contained herein, the performance by the Company of its obligations hereunder, and to the following additional conditions, except to the extent you may specifically waive, in writing, any condition otherwise required:

(a) The Blue Sky Applications shall have become effective in all Designated States necessary to successfully commence sale of the Securities not later than the date required to make lawful the offer and sale of the Securities in such states; and no order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or you, threatened by the Securities Departments of any Designated State, the SEC or any other governmental agency or commission, and any request of the Securities Departments of any Designated State or the SEC for additional information (to be included in the Blue Sky Applications or otherwise) shall have been complied with to the satisfaction of your counsel.

(b) As of the final Closing, you shall have received from Oppenheimer Wolff & Donnelly, LLP, counsel to the Company, an opinion, addressed to you and in the form to be mutually agreed to by the parties.

(c) You shall have received a certificate, dated and delivered as of the final Closing, addressed to you, from the President of the Company to the effect that she has made a careful examination as to the facts hereinafter referred to and to the best of her knowledge and belief as to all relevant factual matters:

(i) The Company has complied with all the agreements and satisfied all of the conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the final Closing;

(ii) No order suspending the effectiveness of the Blue Sky Applications has been issued or threatened of which you have not been previously notified pursuant to Section 4(b) hereof; and

(iii) Each of the representations and warranties of the Company in this Agreement is true and correct as in all material respects of such final Closing.

(d) You shall have received, dated as of the final Closing, from the Secretary of the Company a certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute the resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement, a copy of such resolutions to be attached to such certificate, certifying such resolutions and certifying that the Articles of Incorporation of the Company and the Bylaws of the Company have been validly adopted and have not been amended or modified.

(e) You shall receive such other additional letters and certificates as may be reasonably requested by you and by your counsel.

Subject to the foregoing, all such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory to you and your counsel in your reasonable judgment. The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

6. Conditions to the Company’s Obligations. The obligation of the Company to issue and deliver the Securities shall be subject to the accuracy, at the date hereof and at all times thereafter up to and including the final Closing, of your representations and warranties contained herein, the performance by you of your obligations hereunder, and to the receipt by the Company on the final Closing a certificate from one of your officers that your representations and warranties in this Agreement are true and correct, and you have complied with all the agreements and satisfied all of the conditions on your part to be performed or satisfied at or prior to the final Closing.

7. Indemnification.

(a) The Company agrees to indemnify and hold harmless you, each of your officers, directors, employees and agents and each person, if any, who controls you within the meaning of the 1933 Act, the 1934 Act or applicable state securities laws (collectively referred to as “indemnified persons”), against losses, claims, damages or liabilities, joint or several, to which you or such indemnified persons may become subject under the 1933 Act, the 1934 Act, applicable state securities law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Blue Sky Applications or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or out of any failure of the Company to have obtained or maintained an exemption from registration of the Securities under the securities laws of any Designated State, other than untrue statements or omissions made in reliance upon and in conformity with the information furnished to the Company in writing by you or on your behalf specifically for use in the preparation of the Blue Sky Applications and agrees to reimburse you and each indemnified person for any reasonable legal or other expenses reasonably incurred by you or such indemnified person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) You will indemnify and hold harmless the Company, each of its officers, directors, employees and agents and each person, if any, who controls the Company within the meaning of the 1933 Act, the 1934 Act or applicable state securities laws (collectively referred to as “Company Indemnified Persons”), against any losses, claims, damages or liabilities, joint or several, to which the Company, or such Company Indemnified Persons may become subject under the 1933 Act, the 1934 Act, applicable state securities law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Blue Sky Applications or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Blue Sky Applications, or such amendment or such supplement, in reliance upon and in conformity with information furnished to the Company in writing by the indemnifying party or on the indemnifying party’s behalf specifically for use in the preparation thereof; and will reimburse any legal or other expense reasonably incurred by the Company or any such Company Indemnified Person in connection with investigation or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that you may otherwise have.

(c) Promptly after receipt by an indemnified party, whether an indemnified person or a Company Indemnified Person, under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this paragraph 7, notify the indemnifying party of the commencement thereof and the failure to notify the indemnifying party will relieve it from any liability under this paragraph 7 if the failure to so notify materially prejudices the indemnifying party’s defense of such claim; but omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7. Upon the receipt of such notice, the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and payment of expenses. The indemnifying party shall not be liable for any settlement of any such action effected without its written consent.

(d) In the event you use the services of Participating Dealers as provided in Section 3(b), each such Participating Dealer and its officers, directors, employees, agents, attorneys and controlling persons shall be entitled to indemnification under this Section 7 to the same extent as you and your indemnified persons, the effectiveness of any agreement into which either of you enters with any such Participating Dealer being specifically conditioned upon compliance with this Section.

(e) If recovery is not available under the foregoing indemnification provisions of this Section for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Securities (taking into account the relationship between the net proceeds of the offering of the Securities to the Company and the placement fee received by you), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and you agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if you and the Participating Dealers were treated as one entity for such purpose).

8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company and yourself herein or in certificates delivered pursuant hereto, and the indemnity agreements of the Company and you contained in paragraph 7 hereof, shall remain operative and in full force and effect regardless of any investigation or statement as to the results thereof made by or on behalf of yourselves or any controlling person, or by or on behalf of the Company or any of its officers, directors, agents, employees, attorneys or any controlling persons, as the case may be, and shall survive the termination of this Agreement, in each case, for a period of eighteen (18) months from the date hereof.

9. Effective Date of this Agreement and Termination.

(a) This Agreement shall become effective upon its execution by each party hereto, and will continue until termination of the Offering Period, unless otherwise terminated as provided below.

(b) You shall have the right to terminate this Agreement at any time prior to the termination of the offering contemplated herein if any domestic or international event or act or occurrence has, in your reasonable judgment, materially disrupted or will in the immediate future materially disrupt the nation’s securities markets, or if trading on the OTC Bulletin Board shall have been suspended, or if a banking moratorium has been declared by the State of Arizona or the State of New York, or if the Company shall have sustained material loss by fire, flood, accident, hurricane, earthquake or other calamity which, regardless of whether said loss shall have been insured, will, in your reasonable judgment, make it inadvisable to proceed with the offering or delivery of the Securities. If you elect to terminate this Agreement as provided in this paragraph, you shall promptly notify the Company by telephone or telegram, confirmed by letter.

(c) This Agreement shall automatically terminate if you fail to continue to be registered and licensed as a broker-dealer in good standing with the National Association of Securities Dealers, Inc. or to be duly qualified or registered as a broker-dealer in any state in which you have offered the Company’s Securities.

10. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt, to the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: if to you, at the address of your principal office as shown in this Agreement; and if to the Company, at its principal office. Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

11. Parties. This Agreement shall inure to the benefit of and be binding upon you, the Company and your and its respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons, officers, directors, employees, agents and attorneys of the parties, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons, officers, directors, employees, agents and attorneys, and for the benefit of no other person or corporation. No Purchaser of any of the Securities shall be construed as a successor or assign by reason of such purchase. No subrogee of a party shall be entitled to benefits hereunder.

12. Attorneys’ Fees. If any action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs, in addition to any other relief to which he is or may be entitled. This provision shall be construed as applicable to the entire agreement.

13. Time of Essence. Time shall be of the essence of this Agreement.

14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of Arizona.

15. Execution. This Agreement may be executed in any number of counterparts each of which taken together shall constitute one and the same instrument.

16. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof. This Agreement can only be modified, including any extension of the Offering Period, by a written agreement duly signed by persons authorized to sign agreements on behalf of the respective parties.

17. Interpretation. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participating in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

If the foregoing is in accordance with your understanding, please sign below and return to us a counterpart hereof, and upon your acceptance hereof, this letter and the acceptance hereof shall constitute a binding agreement between you and the Company.

Very truly yours,

OPTICAL SENSORS INCORPORATED

By:	/s/ Paulita LaPlante
Paulita LaPlante - President and CEO

Accepted and agreed to this 6th

day of February, 2006, by:

FLEMING SECURITIES, INC.

By:	/s/ Hayden R. Fleming
Hayden R. Fleming, President

EXHIBIT A

Form of Note and Warrant Purchase Agreement

[attached]

EXHIBIT B

Form of Placement Agent’s Warrant

[attached]

SCHEDULE 2(b)

DESIGNATED STATES

ARIZONA

CALIFORNIA

FLORIDA

MINNESOTA

OKLAHOMA